Exhibit 10.8
                          RENEWAL REVOLVING
                      LINE OF CREDIT PROMISSORY NOTE

$2,000,000.00
St. Petersburg, Florida
Effective Date:  August 18, 1997
Loan No. 4000010415

      FOR VALUE RECEIVED, the undersigned borrower, THE FREIGHT CONNECTION, INC., a Delaware corporation (hereinafter called "Borrower") promises to pay to the order of REPUBLIC BANK, a Florida banking corporation (hereinafter and together with any holder hereof called "Bank"), at 111 2nd Avenue N.E., Suite 703, St. Petersburg, Florida 33701, or at such other place as Bank may from time to time designate in writing, without grace, the principal sum not to exceed TWO MILLION DOLLARS($2,000,000.00), or so much thereof as has been advanced hereunder, together with interest on the unpaid balance of the principal (the "Loan") from time to time outstanding from the date of each advance of principal at the rate for each day equal to the lesser of: (1) the "Base Rate" of Citibank, N.A., New York, N.Y. ("Citibank"), adjusted daily; or, (2) the 90 day LIBOR (London Inter-Bank Offer Rate) as published in the Wall Street Journal, plus 250 basis points, (the "Current Rate"). This Current Rate shall be fixed for 90 day periods commencing on the Effective Date and will be applied to the daily outstanding balance on the Loan, and will be adjusted on the first day of each subsequent 90 day period to the then Current Rate as of such date. In no event, however, shall the interest rate be greater than the maximum rate of interest allowed to be contracted for by applicable law. This Note renews in its entirety that certain Revolving Line of Credit Promissory Note dated August 18, 1995, as previously renewed effective August 19, 1996.

      Principal and interest shall be due and payable as follows:

      (a) To the extent accrued, interest only, as stated above, shall be payable monthly commencing September 1, 1997, and continuing on the same day of each month thereafter until September 1, 1998 (the "Maturity Date"), at which time all outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full.

      (b) The principal amount evidenced hereby may be borrowed (and to the extent any principal amount advanced hereunder is repaid by Borrower, such sum may be borrowed again) until the Maturity Date. At no time, however, shall the principal balance outstanding hereunder exceed TWO MILLION DOLLARS ($2,000,000.00).

      Interest owing under this Note shall be computed on the basis of a 360-day year for actual days lapsed.

      As used herein, "Base Rate"shall refer to the rate of interest per annum which is announced by Citibank as being its base rate as such rate changes from time to time. Changes in the Base Rate shall be effective on the effective date announced by Citibank. The Base Rate is a reference rate for the information and use of the Bank in establishing the actual rates to be charged its borrowers.

      Borrower may repay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Bank's option first be applied to late charges, then to accrued interest, then to principal. Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Bank to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith.

      In the event Bank has made a demand for repayment of the indebtedness evidenced by this Note, due to any default by Borrower, Bank, at its option, may notify Borrower that its commitment to lend under this line of credit is terminated and Bank shall be relieved of all obligations to lend any further sums thereafter to Borrower.

      This Note has been executed and delivered in the State of Florida, and its terms and provisions are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that such laws shall be interpreted in such a manner that in the event of default the maximum rate of interest (hereinafter called the "Maximum Rate") allowed to be contracted for by applicable law as changed from time to time shall be applied to this Note.

      In the event that any payment of principal or interest is not made within ten (10) days of when due hereunder, it is hereby agreed that Bank shall have the option of collecting a late charge equivalent to five percent (5%) of the amount of each such delinquent payment. Said late charge and/or interest shall be immediately due and payable in full on demand by the Bank.

      In no event shall Bank have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Bank which would result in the rate of interest being charged or collected by Bank being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Bank exceed the Maximum Rate (hereinafter called the "excess sum") shall be credited as a payment of principal. If Borrower notifies Bank in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest therein from the date such excess sum was paid or collected at the same rate as was due Bank during such period under the terms of this Note. All excess sums credited to principal shall be credited as of the date paid to Bank.

      The "Default Interest Rate" shall be five percent (5%) per annum above the contract interest rate set forth above, but in no event at a rate which is higher than the Maximum Rate permitted by law.

      In the event any payment of principal or interest is not made within fifteen (15) days of when due hereunder, the entire unpaid principal balance shall bear interest at the "Default Interest Rate". In addition to the rights described in this paragraph, Bank shall have the right to exercise all other rights or remedies provided by law or at equity and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Bank. Exercise of any of these options shall be without notice to Borrower, notice of such exercise being hereby expressly waived.

      Time is of the essence hereunder. In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and costs (including charges for paralegals and others working under the direction or supervision of Bank's attorneys) and all sales or use taxes therein, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditor's proceedings or otherwise, and, if Bank's attorneys shall include employees of Bank or of any person controlling, controlled by or under common control with Bank, such reasonable attorney's fees shall include costs allocated by Bank's or such person's internal legal department.

      Borrower authorizes Bank, from time to time, to debit any account that Borrower may have with Bank, for any payment of principal or interest past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with Bank and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof.

      The remedies of Bank as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Bank. No act of omission or commission of Bank, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Bank and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

      All persons (including corporations) now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, hereby: (a) expressly waive any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) consent that Bank may, from time to time, and without notice to them or demand: (i) extend, rearrange, renew or postpone any or all payments and/or (ii) release, exchange, add to or substitute all or any part of the collateral for this Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; (c) agree that Bank, in order to enforce payment of this Note against them shall not be required first to institute any suit or to exhaust any of its remedies against any Borrower or any other person or party or to attempt to realize on the collateral for this Note.

      BORROWER AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK'S EXTENDING CREDIT TO BORROWER AND NO WAIVER OR LIMITATION OF BANK'S RIGHTS HEREUNDER SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON BANK'S BEHALF.

      Borrower acknowledges that the above paragraph has been expressly bargained for by Bank as part of the loan evidenced hereby and that, but for Borrower's agreement and the agreement of any other person liable for payment hereof thereto, Bank would not have extended the loan for the term and with the interest rate provided herein.

      If more than one party shall execute this Note, the term "Borrower", as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder. In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural.

      IN WITNESS WHEREOF, Borrower has caused this Note to be executed in its name on the day and year first above written.

      THE UNDERSIGNED ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

                                          THE FREIGHT CONNECTION, INC.,
                                          a Delaware corporation

                                          /s/ Geoff Duncan
                                              Chief Operating Officer

                                                (CORPORATE SEAL)

Documentary stamps in the amount of $7,000.00 were paid on the original Note dated August 18, 1995, and are not payable on this Renewal Note under Florida law.



                                    SECOND
                          ADDENDUM TO LOAN AGREEMENT


      This Second Addendum to Loan Agreement (the "Addendum") dated this 18th day of September, 1997, effective as of the 18th day of August, 1997, amends and modifies that certain Loan Agreement dated August 18, 1995 as previously amended by Addendum to Loan Agreement dated effective August 18, 1996 (collectively the "Loan Agreement") by and among REPUBLIC BANK, a Florida banking corporation (the "Bank"), and THE FREIGHT CONNECTION, INC., a Delaware corporation (the"Borrower"). All of the capitalized terms used herein shall have the same identification and defined meanings as set forth in the Loan Agreement unless otherwise specifically indicated or defined herein.

                                   RECITALS:

      A. Borrower has requested the Bank to extend and renew a Revolving Credit Line Loan (the "Loan") in the amount of $2,000,000.00 under the terms of the Loan Agreement and this Addendum.

      B. The Bank has agreed to the renewal of the Loan pursuant to the terms of this Addendum and the other loan documents herein referred.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

      1. Recitals. The above Recitals are true and correct and by this reference are incorporated herein.

      2. Renewal of Credit Line Loan. The Bank hereby renews the Loan effective as of August 18, 1997, pursuant to the terms of a Renewal Revolving Line of Credit Promissory Note of even date herewith (the "Renewal Note") which provides for an extended maturity date of September 1, 1998.

      3. Security. The Renewal Note shall continue to be secured by the Security Interests as set forth in the Loan Agreement.

      4. Covenants.

            A. Net Worth. Section 7.02(j)(2) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(2) Net worth: Excluding affiliate or related receivables, net worth shall not be less than $1,500,000.00 during the term of the Loan"

      Vitran Corporation Inc. Acknowledgement: As majority owner of
Borrower, Vitran Corporation Inc. shall, by joinder to this Addendum, acknowledge the change in the above covenant and agree that it shall not take or cause any action that would adversely impact the Borrower's ability to comply with this covenant.

            B. Compliance Certificate. The Compliance Certificate as set forth in the Loan Agreement is hereby amended in its entirety in conformance with the revised Compliance Certificate set forth in Exhibit "A" attached hereto and by this reference incorporated herein.

      5. Warranties. Borrower hereby affirms and warrants that all of the warranties made in the Loan Documents, and any other documents or instruments recited herein or executed with respect thereto directly or indirectly, are true and correct as of the date hereof and that Borrower is not in default of any of the foregoing nor aware of any default with respect thereto, and that Borrower has no defenses or rights of offset with respect to any indebtedness to the Bank. Borrower hereby releases the Bank from any cause of action against it existing as of the date of execution hereof. The rights and defenses being waived and released hereunder include without limitation any claim or defense based on the Bank having charged for collected interest at a rate greater than that allowed to be contracted for by applicable law as changed from time to time, provided, however, in no event shall such waiver and release be deemed to change or modify the terms of the Loan Documents which provide that sums paid or received in excess of the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time, reduce the principal sum due, said provision to be in full force and effect.

      6. State Taxes. Borrower is liable for the full amount of any documentary stamps, intangible tax, interest and penalties, if any, levied by the State of Florida incident to the loan transactions and modifications described in this Second Addendum. If the same be not promptly paid by Borrower when levied by the State of Florida, the Bank may (without obligation to do so) pay the same.

      7. Consent and Waiver. Borrower hereby consents to the foregoing and agrees that the execution of this Second Addendum shall in no manner or way whatsoever impair or otherwise adversely affect Borrower's liability to the Bank under the Loan Documents or any other instrument set forth in the Recitals or herein, all as modified by this Second Addendum.

      8. Cross Document Default. Any default under the terms and conditions of this Second Addendum or of any instrument set forth herein or contemplated by this Second Addendum shall be and is a default under every other instrument set forth herein or contemplated by this Second Addendum.

      9. Ratification. Except as modified by this Second Addendum, Borrower hereby ratifies and confirms the continued validity and viability of all terms, conditions and obligations set forth in the Loan Documents and all other instruments executed in connection with this Second Addendum.

      10. Severability. Whenever possible, each provision of this Second Addendum shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or of the remaining provisions of this Second Addendum.

      11. Florida Contract. This Second Addendum shall be deemed a Florida contract and shall be construed according to the laws of the State of Florida, regardless of whether this Second Addendum is executed by certain of the parties hereto in other states.

      12. Binding Effect. This Second Addendum shall bind the successors and assigns to the parties hereto and constitutes the entire understanding of the parties, which may not be modified except in writing.

      13. Waiver of Jury Trial. The parties to this Second Addendum hereby irrevocably waive their respective rights to trial by jury in any and all actions arising out of the terms of this Second Addendum.

      14. Conflict. As to any conflict between the terms of the Loan Agreement or this Second Addendum, then the terms of this Second Addendum shall supersede and control over such other terms.

      15. Other Terms. Except as specifically amended, modified and supplemented by this Second Addendum, all of the other terms, covenants and conditions of the Loan Agreement remain in full force and effect.


WITNESSES:
As to Borrower
                                          "BORROWER"

                                          THE FREIGHT CONNECTION, INC.,
/s/ Milissa Sibson                       a Delaware corporation

                                          By: /s/ Geoff Duncan
/s/ Wendy Cooper                          as its Chief Operating Officer

                                          (CORPORATE SEAL)



WITNESSES:
As to Lender
                                          "LENDER"

                                          REPUBLIC BANK,  a Florida
/s/ Milissa Sibson                        banking corporation

                                          By: /s/ William Nye
/s/ Wendy Cooper                          as its Vice President


                                          (CORPORATE SEAL)


STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this 18th day of September, 1997 by, GEOFF DUNCAN, as Chief Operating Officer of THE FREIGHT CONNECTION, INC., a Delaware corporation, on behalf of the corporation.


X Georgia Driver's License                /s/ Victoria M. Costa
                                              Notary Public

                                                "Official Seal"
                                                Victoria M. Costa
                                                My commission expires
                                                2/15/98
                                                Commission #CC 348552

STATE OF FLORIDA
COUNTY OF PINELLAS

      The foregoing instrument was acknowledged before me this 18th day of September, 1997, by WILLIAM S. NYE, as Vice President of REPUBLIC BANK, a Florida banking corporation, on behalf of the Bank.

X Florida Driver's License                /s/ Victoria M. Costa
                                              Notary Public

                                                "Official Seal"
                                                Victoria M. Costa
                                                My commission expires
                                                2/15/98
                                                Commission #CC 348552




                                    JOINDER

      Vitran Corporation Inc., as majority shareholder of The Freight Connection, Inc., hereby joins in this Addendum to acknowledge the modification of financial covenants of Paragraph 7.02(j) and hereby covenants and agrees not to take or cause any action that would adversely impact the ability of The Freight Connection, Inc. to comply with the covenants under Paragraph 7.02(j) of the foregoing Second Addendum or the Loan Agreement.

      The undersigned corporate officer hereby confirms his corporate authority and capacity in execution of this Joinder.


Witnesses:                          VITRAN CORPORATION INC., a
                                    corporation formed under the
                                   laws of the Province of Ontario

/s/ Edward A. Sellers               By:  /s/ Richard D. McGraw
                                          Chairman


                                    (CORPORATE SEAL)

DOMINION OF CANADA
PROVINCE OF ONTARIO

      The foregoing instrument was acknowledged before me this 19th day of September, 1997, by RICHARD D. MCGRAW, President of Vitran Corporation Inc., who is personally known to me.

                                          /s/ Edward Sellers
                                          Notary

ATTACHMENTS:
    Exhibit "A": Revised Compliance Certificate




                 AGREEMENT WAIVING RIGHT TO JURY TRIAL

      THIS AGREEMENT WAIVING RIGHT TO JURY TRIAL (this "Agreement") is dated this 18th day of September, 1997, effective as of the 18th day of August, 1997, by and among REPUBLIC BANK, a Florida banking corporation (the "Bank") and THE FREIGHT CONNECTION, INC., a Delaware corporation ("Borrower").

                                   RECITALS:

      A. On or about of even date herewith, the Bank and Borrower have entered into a renewal of those certain Loan Documents (herein called, together with any and all amendments and modifications thereof, the "Loan Documents"), pursuant to which the Bank has agreed to renew to the Borrower a revolving line of credit in a principal amount not to exceed $2,000,000.00 (the "Loan"), subject to the terms and conditions set forth in the Loan Documents.

      B. In connection with renewal of the Loan, Borrower has executed and delivered to the Bank that certain Renewal Line of Credit Note (the "Note") and has executed and delivered and/or accepted certain other Loan Documents. The capitalized terms set forth in the preceding sentence, and such other capitalized terms in this Agreement, to the extent not otherwise expressly defined herein, shall have the respective meanings ascribed thereto in the Loan Documents.

      C. The Bank and Borrower recognize that the Loan is a relatively complex business transaction, that the Loan Documents are relatively lengthy and technical in nature and may be susceptible to misinterpretation if isolated provisions are the subject of review, and that in the event of any dispute as to the rights and obligations of the parties under the Loan Documents and otherwise with respect to the Loan, a judge, rather than a jury, would be the most efficient and best qualified trier of fact. Accordingly, the Bank and Borrower desire to waive their respective rights to jury trial with respect to any litigation or other legal proceeding based on any Loan Document, or arising out of, under or in connection with any Loan Document or the Loan.


                                  AGREEMENTS:

      NOW, THEREFORE, for and in consideration of the mutual covenants and promises of the parties hereto, and in further consideration of the sum of Ten Dollars ($10) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of such consideration being hereby mutually acknowledged, the Bank and Borrower hereby agree as follows:

      1. The foregoing recitals are true and correct and are hereby incorporated into this Agreement.

      2. The Bank and Borrower each knowingly, voluntarily, and intentionally waives any right it may have to a trial by jury, with respect to any litigation or legal proceedings based on, or arising out of the Note or other Loan Documents, including any course of conduct, course of dealings, verbal or written statements, or actions or omissions of any party which in any way relates to the Loan. The parties hereto have specifically discussed and negotiated this waiver and understand the legal consequences of signing this Agreement.

      3. This waiver by Borrower is a material inducement for the Bank's renewal of the Loan, and the Bank's waiver is a material inducement for Borrower's acceptance of the Loan and for Borrower's renewing the Note.

      4. At a party's request, the other parties will join in asking the court in which suit is pending to try the case and decide all issues, including issues of fact, without a jury.

      5. Notwithstanding the narrower definition ascribed to the term "Loan" above, the term "Loan" as used in this Agreement will include, without limitation, any future advances, modifications, renewals, extensions, and refinancings of the Loan described in the recitals.

      6. If for any reason the waivers set forth in paragraph 2 are declared or found by a court of competent jurisdiction to be invalid, illegal or unenforceable, and any litigation or other legal proceeding relating to or arising in connection with the Loan is in fact conducted before an impaneled jury, each party hereto agrees that it will not seek to have this Agreement or the existence thereof admitted into evidence with respect to such litigation or other legal proceeding. The parties hereto acknowledge that damages are an inadequate remedy for any breach of the covenant set forth in the preceding sentence, and therefore, such covenant shall be subject to enforcement by injunctive relief without the need to demonstrate the inadequacy of monetary damages.

      7. If any one or more of the provisions contained in this Agreement is declared or found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision or portion thereof shall be deemed stricken and severed and the remaining provisions thereof shall continue in full force and effect.

      8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal and personal representatives, successors and assigns.

      9. The validity, meaning and effect of this Agreement shall be determined as provided by the law of the State of Florida applicable to agreements made and to be performed in the State of Florida.

      The parties hereto have executed this Agreement on or as of the date first above written.

BANK                                      BORROWER

REPUBLIC BANK, a Florida                  THE FREIGHT CONNECTION, INC.,
banking corporation                       a Delaware corporation

/s/ William S. Nye                        /s/ Geoff Duncan
    Vice President                            Chief Operating Officer

  (CORPORATE SEAL)                              (CORPORATE SEAL)




              CERTIFICATE OF INCUMBENCY AND CORPORATE RESOLUTION
                                      OF
                         THE FREIGHT CONNECTION, INC.

      I HEREBY CERTIFY that I am the duly elected and qualified Secretary of THE FREIGHT CONNECTION, INC., a Delaware corporation authorized to do business in the State of Florida (the"Corporation") and the keeper of the records and corporate seal of the Corporation.

      I DO HEREBY FURTHER CERTIFY:

      1. That the following is a list and specimen signatures of active officers of the Corporation, all of whom are incumbent and have not resigned or been removed from their duties:

Chief Operating Officer       Geoff Duncan      /s/Geoff Duncan

Secretary                     Milissa Sibson    /s/ Milissa Sibson


      2. Copies of the Articles of Incorporation and the Bylaws (and any and all amendments thereto, if any) are attached hereto and incorporated herein as Exhibit "A" and Exhibit "B", respectively, and are true and correct copies of the documents they represent. The Articles of Incorporation and the Bylaws and any amendments attached hereto are in full force and effect and have not been further modified or amended in any manner.

      3. THE FREIGHT CONNECTION, INC. is in good standing under its current legal name, and has been continuously qualified to do business in the State of Florida since May 25, 1993.

      4. That the following is a true and correct copy of a resolution duly adopted, ratified and confirmed at a meeting of the Board of Directors of the Corporation, held in accordance with the Articles and Bylaws of the Corporation, at the offices of the Corporation at Tampa, Florida, on the 8th day of September, 1997.

      BE IT RESOLVED, that the Board of Directors of the Corporation deems it advisable and hereby approves renewal of a line of credit loan (the "Loan") effective as of August 18, 1997, in an amount not to exceed $2,000,000.00 by the Corporation from REPUBLIC BANK (the "Bank") as evidenced by a Renewal
Note (the "Note") and a Second Addendum to Loan Agreement (the "Addendum"), and secured by security interests in accounts receivable, inventory, equipment and other business assets owned by the Corporation.

      BE IT FURTHER RESOLVED, Geoff Duncan, as the Chief Operating Officer of the Corporation, is hereby authorized, empowered and directed, on behalf of the Corporation, to execute any and all documents in connection with the Loan, including but without limitation, the Note and the Addendum, and is further authorized, empowered and directed, on behalf of the Corporation, to execute any and all other documents in connection with the Loan.

      BE IT FURTHER RESOLVED, that the aforesaid officer of the Corporation is hereby authorized, empowered and directed to execute all other documents and to take whatever other action is deemed necessary to carry out the intent of the foregoing.

      BE IT FURTHER RESOLVED, that the foregoing resolutions shall continue in full force and effect, and the signature of the designated person of the Corporation shall be conclusive evidence of his authority to act on behalf of and in the name of the Corporation as provided herein, until express written notice to the contrary is duly served upon and received by the Bank.

      BE IT FURTHER RESOLVED, that the Bank shall be entitled to rely upon these resolutions and all reliance by the Bank upon the actions of the Corporation and the actions of its authorized signatories, shall be justified.

      IN WITNESS WHEREOF, I have hereunto affixed my name as Secretary and have caused the corporate seal of the Corporation to be hereunto affixed, this 18th day of September, 1997.


                                          /s/ Milissa Sibson
                                          Secretary

                                          (CORPORATE SEAL)

ATTACHMENTS:

      EXHIBIT "A" - Articles of Incorporation
      EXHIBIT "B" - By-Laws